Exhibit 10.2

Renault & Handley

INDUSTRIAL & COMMERCIAL REAL ESTATE

This LEASE, executed in duplicate at Palo Alto, California, this 6th day of December, by and between

PARTIES	Zappettini Investment Co. and Iridex Corporation hereinafter called respectively Lessor and Lessee, without regard to number or gender,

PREMISES:	1. WITNESSETH: That Lessor hereby leases to Lessee, and Lessee hires from Lessor, those certain premises, hereinafter in this lease designated as “the Premises”, with the appurtenances, situated in the City of Mountain View, County of Santa Clara, State of California, and more particularly described as follows, to-wit:

An approximate 37,166 square foot industrial building located on 2.69 acre lot and commonly referred to as 1212 Terra Bella, Mountain View, California.

USE	2. The Premises shall be used and occupied by Lessee for design, testing, manufacturing, assembly, sales, office, administration, research and development and other legal uses ancillary thereto and for no other purpose without the prior written consent of Lessor.

TERM	3. The term shall be for 5 (five) years, commencing on the 1st day of March, 1997, (the “Commencement Date”) and ending on the 28th day of February, 2002.

RENTAL	4. Rent shall be payable to the Lessor without deduction or offset at such place or places as may be designated from time to time by the Lessor as follows:

Thirty Three Thousand One Hundred Eighty Two and 60/100ths Dollars ($33,182.60) upon execution of this Lease representing rental due March 1, 1997. $33,182.60 shall be due on April 1, 1997 and on the 1st day of each and every succeeding month through August 1st 1997. Forty Thousand Eight Hundred Eighty Two and 60/100ths ($40,882.60) shall be due on September 1, 1997 and on the 1st day of each and every succeeding month through February 1, 1999. Forty Two Thousand Seven Hundred Forty and 90/100ths Dollars ($42,740.90) shall be due on March 1, 1999 and on the 1st day of each and every succeeding month through February 1, 2000. Forty Four Thousand Five Hundred Ninety Nine and 20/100ths Dollars ($44,599.20) shall be due on March 1, 2000 and on the 1st day of each and every succeeding month through February 1, 2001. Forty Six Thousand Four Hundred Fifty Seven and 50/100ths Dollars ($46,457.50) shall be due on March 1, 2001 and on the 1st day of each and every succeeding month through February 1, 2002.

SECURITY DEPOSIT	5. Lessee has deposited with Lessors $46,457.50 as security for the full and faithful performance of each and every term, provision, covenant and condition of this Lease. In the event Lessee defaults in respect of any of the terms, provisions, covenants or conditions of this Lease, including, but not limited to the payment of rent, Lessor may use, apply or retain the whole or any part of such security for the payment of any rent in default or for any other sum which Lessor may spend or be required to spend by reason of Lessee’s default. Should Lessee faithfully and fully comply with all of the terms, provisions, covenants and conditions of this Lease, the security of any balance thereof shall be returned to Lessee or, at the option of Lessor, to the last assignee of Lessee’s interest in this Lease at the expiration of the term hereof. Lessee shall not be entitled to any interest on said security deposit.

POSSESSION

6. If Lessor, for any reason whatsoever, cannot deliver possession of the Premises to Lessee at the commencement of the said term, as hereinbefore specified, this Lease shall not be void or voidable, nor shall Lessor, or Lessor’s agents, be liable to Lessee for any loss or damage resulting therefrom; but in that event the commencement and termination dates or the Lease and all other dates affected thereby shall be revised to conform to the date of Lessor’s delivery of possession. The above is, however, subject to the provision that the period of delay of delivery of the Premises shall not exceed ________ days from the commencement date herein. If the period of delay of delivery exceeds the foregoing, Lessee, at his or its option, may declare this Lease null and void.*

*See Addendum attached

ACCEPTANCE OF PREMISES AND CONSENT TO SURRENDER

7. By entry hereunder, the Lessee accepts the Premises as being in good and satisfactory condition, unless within forty-five (45) days after such entry Lessee shall give Lessor written notice specifying in reasonable detail the respects in which the Premises were not in satisfactory condition.* The Lessee agrees on the last day of the term hereof, or on sooner termination of this Lease, to surrender the premises, together with all alterations, additions, and improvements which may have been made in, to, or on the Premises by Lessor or Lessee, unto Lessor in the same good condition as at Lessee’s entry into the Premises excepting for such wear and tear as would be normal for the period of the Lessee’s occupancy. The Lessee, on or before the end of the term or sooner termination of this Lease, shall remove all Lessee’s personal property and trade fixtures from the premises and all property not so removed shall be deemed to be abandoned by the Lessee. If the Premises be not surrendered at the end of the term or sooner termination of this Lease, the Lessee shall indemnify the Lessor against loss or liability resulting from delay by the Lessee in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay.

*See Addendum attached

USES PROHIBITED	8. Lessee shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the buildings in which the Premises may be located, or allow any sale by auction upon the Premises, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or place any loads upon the floor, walls, or roof which endanger the structure, or place any harmful liquids in the drainage system of the building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the building proper. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the buildings proper.

ALTERATIONS AND ADDITIONS

9. The lessee shall make no alterations, additions or improvements to the Premises or any part thereof without first obtaining the prior written consent of the Lessor, which consent shall not be unreasonably withheld or delayed. The Lessor may impose as a condition to the aforesaid consent such requirements as Lessor may deem necessary in Lessor’s sole discretion, including without limitation thereto, the manner in which the work is done, a right of approval of the contractor by whom the work is to be performed (which approval shall not be unreasonably withheld or delayed), the times during which it is to be accomplished, and the requirement that upon written request of Lessor prior to the expiration or earlier termination of the Lease, Lessee will remove any or all improvements or additions to the Premises installed at Lessee’s expense.* All such alterations, additions or improvements not specified to be removed shall at the expiration of earlier termination of the lease become the property of the Lessor and remain upon and be surrendered with the Premises. All movable furniture, business and trade fixtures, and machinery and equipment shall remain the property of the Lessee and maybe removed by the Lessee at any time during the Lease term when Lessee is not in default hereunder. Items which are not to be deemed as movable furniture, business and trade fixtures, or machinery and equipment shall include heating, lighting, electrical systems, air conditioning, permanent partitioning, carpeting, or any other installation which has become an integral part of the Premises.** The Lessee will at all times permit notices of non-responsibility to be posted and to remain posted until the completion of alterations or additions which have been approved by the Lessor.

* & ** See Addendum attached

MAINTENANCE OF PREMISES	10. Lessee shall, at Lessee’s sole cost, keep and maintain the Premises and appurtenances and every part thereof, including but not limited to, glazing, sidewalks, parking areas,* plumbing, electrical systems, heating and air conditioning installations, any store front, roof covering—unless it is not feasible to repair the existing roof covering and a new roof covering is required, and the interior of the Premises in good order, condition, and repair. Lessor at Lessor’s sole cost and expense shall maintain the exterior of the walls, and structural portions of the roof, foundations, walls, and floors except for any repairs caused by the wrongful act of the Lessee and Lessee’s agents. The Lessor will replace the roof covering if repairs to said covering are no longer economically feasible in the judgment of roofing experts, and provided that said replacement is not made necessary by acts of the Lessee and Lessee’s agents. The Lessee shall water, maintain and replace, when necessary, any shrubbery and landscaping provided by the Lessor on the Premises. The Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Lessee the right to make repairs at Lessor’s expense or to terminate this lease because of Lessor’s failure to keep the Premises in good order, conditions or repair. *** See Addendum attached

*including resealing the parking lot approximately every three (3) years.

FIRE AND EXTENDED COVERAGE INSURANCE AND SUBROGATION	11. SEE REVISED INSURANCE CLAUSE ATTACHED

ABANDONMENT	12. Lessee shall not or abandon the Premises at any time during the term; and if Lessee shall abandon, or surrender the premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor mortgaged to Lessor.

FREE FROM LIENS	13. Lessee shall keep the Premises and the property in which the Premises are situated, free from any liens arising out liens of any work performed, materials furnished, or obligations incurred by Lessee.

COMPLIANCE WITH GOVERNMENTAL REGULATIONS	14. Lessee shall, at his sole cost and expense, comply with all of the requirements of all Municipal, State and Federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, and shall faithfully observe in the use of the Premises all Municipal ordinances and State and Federal statutes now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any such ordinance or statute in the use of the Premises, shall be conclusive of that fact as between Lessor and Lessee.* See Addendum attached

INDEMNIFICATION of LESSOR AND LESSEE’S LIABILITY INSURANCE	15. The Lessee, as a material part of the consideration to be rendered to the Lessor, hereby waives all claims against the Lessor for damages to goods, wares and merchandise, and all other personal property in, upon, or about the Premises and for injuries to persons in or about the Premises, from any cause arising at any time, excepting claims arising from the Lessor’s negligence & willful misconduct or breach of this Lease and the Lessee will hold the Lessor exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use of the Premises by the Lessee, or from the failure of the Lessee to keep the Premises in good condition and repair, as herein provided. SEE REVISED INSURANCE CLAUSE ATTACHED

ADVERTISEMENTS AND SIGNS

16. Lessee will not place or permit to be placed, in, upon or about the Premises any unusual or extraordinary signs, or any signs not approved by the city or other governing authority. The Lessee will not place, or permit to be placed, upon the Premises, any signs, advertisements or notices without the written consent of the Lessor first had and obtained.* Any sign so placed on the Premises shall be so placed upon the understanding and agreement that Lessee will remove same at the termination of the tenancy herein created and repair any damage or injury to the Premises caused thereby, and if not so removed by Lessee then Lessor may have same so removed at Lessee’s expense.

*See Addendum attached

UTILITIES	17. Lessee shall pay for all water, gas, heat, light, power, telephone service and all other service supplied to the Premises.

ATTORNEY’S FEES	18. In case suit should be brought for the possession of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorney’s fee, which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

DEFAULT	19. In the event of any breach of this Lease by the Lessee, or an abandonment of the Premises by the Lessee, the Lessor has the option of 1) removing all persons and property from the Premises and repossessing the Premises in which case any of the Lessee’s property which the Lessor removes from the Premises may be stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, or 2) allowing the Lessee to remain in full possession and control of the Premises. If the Lessor chooses to repossess the Premises, the Lease will automatically terminate in accordance with provisions of the California Civil Code, Section 1951.2. In the event of such termination of the Lease, the Lessor may recover from the Lessee: 1) the worth at the time of award of the unpaid rent which had been earned at the time of termination including interest at 7% per annum; 2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided including interest at 7% per annum; 3) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and 4) any other amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee’s failure to perform his obligations under the Lease or which in the ordinary course of things would be likely to result therefrom. If the Lessor chooses not to repossess the premises, but allows the Lessee to remain in full possession and control of the Premises, then in accordance with provisions of the California Civil Code, Section 1951.4, the Lessor may treat the Lease as being in full force and effect, and may collect from the Lessee all rents as they become due through the termination date of the lease as specified in the lease. For the purposes of this paragraph, the following do not constitute a termination of Lessee’s right to possession:

a) Acts of maintenance or preservation or efforts to relet the property.

b) The appointment of a receiver on the initiative of the Lessor to protect his interest under this Lease.*

*See Addendum attached

LATE CHARGES	20. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor’s designee within ten (10) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to seven & one half percent (7.5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

SURRENDER OF LEASE	21. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such subleases or subtenancies.

TAXES	22. The Lessee shall be liable for all taxes levied against personal property and trade or business fixtures. The Lessee also agrees to pay, as additional rental, during the term of this Lease and any extensions thereof, all real estate taxes plus the yearly installments of any special assessments which are of record or which may become of record during the term of this lease. If said taxes and assessments are assessed against the entire building and building site, and this Lease does not cover the entire building or building site, the taxes and assessment installments allocated to the Premises shall be pro-rated on a square footage or other equitable basis, as calculated by the Lessor. It is understood and agreed that the Lessee’s obligation under this paragraph will be pro-rated to reflect the commencement and termination dates of this Lease. Real estate taxes shall not include taxes assessed on the net income of Lessor or any gift, franchise or inheritance taxes.

NOTICES	23. All notices to be given to Lessee may be given in writing personally or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the said Premises, whether or not Lessee has departed from, abandoned or vacated the Premises.

ENTRY BY LESSOR	24. Lessee shall permit Lessor and his agents to enter into and upon the Premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the building in which the Premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required without any rebate of rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises thereby occasioned; and shall permit Lessor and his agents, at any time within ninety days prior to the expiration of this Lease, to place upon the Premises any usual or ordinary “For Sale” or “To Lease” signs and exhibit the Premises to prospective tenants at reasonable hours.

DESTRUCTION OF PREMISES	25. In the event of a partial destruction of the Premises during the said term from any cause, Lessor shall forthwith repair the same, provided such repairs can be made within one hundred twenty (120) days under the laws and regulations of State, Federal, County or Municipal authorities, but such partial destruction shall in no way annul or void this Lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Lessee in the Premises. If such repairs cannot be made in one hundred twenty (120) days, Lessor may, at his option, make same within a reasonable time, this Lease continuing in full force and effect and the rent to be proportionately reduced as aforesaid in this paragraph provided. In the event that Lessor does not so elect to make such repairs which cannot be made in one hundred twenty (120) days, or such repairs cannot be made under such laws and regulations, this Lease may be terminated at the option of either party. In respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Lessee. In the event that the building in which the Premises may be situated be destroyed to the extent of not less than 50 (fifty)% of the replacement cost thereof, Lessor may elect to terminate this Lease, whether the Premises be injured or not. A total destruction of the building in which the Premises may be situated shall terminate this Lease. In the event of any dispute between Lessor and Lessee relative to the provisions of this paragraph, they shall each select an arbitrator, the two arbitrators so selected shall select a third arbitrator and the three arbitrators so selected shall hear and determine the controversy and their decision thereon shall be final and binding upon both Lessor and Lessee, who shall bear the cost of such arbitration equally between them.

ASSIGNMENT AND SUBLETTING

26. The Lessee shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of the Lessor.* As a condition for granting its consent to any subletting the Lessor may require the Lessee to agree to pay to the Lessor, as additional rental 50% of all rents received by the Lessee from its Sublessee after deductions for brokerage commissions which are in excess of the amount payable by the Lessee to the Lessor hereunder.** The Lessee shall, by thirty (30) days written notice, advise the Lessor of its intent to sublet the Premises or any portion thereof for any part of the term hereof. Within thirty (30) days after receipt of Lessee’s notice, Lessor shall either give approval or disapproval to Lessee to sublease the portion of the Premises described in Lessee’s notice. If the Lessor approves a subletting, the Lessee may sublet immediately after receipt of the Lessor’s written approval. In the event Lessee is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Lessor, no assignee, transferee or sublessee shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of the Lessor. A consent of Lessor to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Lessee from any of Lessee’s obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Lessee and shall, at the option of Lessor exercised by written notice to Lessee, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Lessor. As a condition to its consent, Lessor may require Lessee to pay all expense in connection with the assignment, and Lessor may require Lessee’s assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease.***

*Lessor agrees not to unreasonably withhold consent to sublet or assign.

**See Addendum attached

***See Addendum attached

CONDEMNATION	27. If any part of the premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event Lessor shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Lessor and the Lessee shall have no claim thereto, except that Lessee shall have the right to receive that portion of the condemnation proceeds based upon the value of all personal property that Lessee shall have the right to remove from the Premises.

EFFECT OF CONVEYANCE

28. The term “Lessor” as used in this Lease, means only the owner for the time being of the land and building containing the Premises, so that, in the event of any sale of said land or building, or in the event of a lease of said building, the Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of the Lessor hereunder,* and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, or the Lessee of the building, that the purchaser or lessee of the building has assumed and agreed to carry out any and all covenants and obligations of the Lessor hereunder. If any security be given by the Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of the Lessee, the Lessor may transfer and deliver the security, as such, to the purchaser at any such sale or the lessee of the building, and thereupon the Lessor shall be discharged from any further liability in reference thereto.

*provided that Lessor transfers the security deposit to the transferee and the transferee assumes in writing Lessor’s obligations hereunder.

SUBORDINATION

29. Lessee agrees that this Lease may, at the option of Lessor, be subject and subordinate to any mortgage, deed of trust or other instrument of security which has been or shall be placed on the land and building or land or building of which the Premises form a part, and this subordination is hereby made effective without any further act of Lessee. The Lessee shall, at any time hereinafter, on demand, execute any instruments, releases, or other documents that may be required by any mortgagee, mortgagor, or trustor or beneficiary under any deed of trust for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage, deed of trust or other instrument of security, and the failure of the Lessee to execute any such instruments, releases or documents, shall constitute a default hereunder.

Lessee shall not be required to execute any documents subordinating this Lease unless the holder of any such Lien executes a Non-Disturbance Agreement in favor of Lessee.

WAIVER	30. The waiver by Lessor of any breach of any term, covenant or condition, herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.

HOLDING OVER	31. Any holding over after the expiration of the said term, with the consent of Lessor, shall be construed to be a tenancy from month to month, at a rental to be negotiated by Lessor and Lessee prior to the expiration of said term, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

SUCCESSORS AND ASSIGNS	32. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

TIME	33. Time is of the essence of this Lease.

MARGINAL CAPTIONS	34. The marginal headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

PARAGRAPHS #35 AND #36 AND ADDENDUM ATTACHED HERETO ARE HEREBY MADE A PART OF THIS LEASE.

THIS LEASE HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY WHO WILL REVIEW THE DOCUMENT AND ASSIST YOU TO DETERMINE WHETHER YOUR LEGAL RIGHTS ARE ADEQUATELY PROTECTED. RENAULT & HANDLEY IS NOT AUTHORIZED TO GIVE LEGAL AND TAX ADVICE. NO REPRESENTATION OR RECOMMENDATION IS MADE BY RENAULT & HANDLEY OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO. THESE ARE QUESTIONS FOR YOUR ATTORNEY WITH WHOM YOU SHOULD CONSULT BEFORE SIGNING THIS DOCUMENT.

IN WITNESS WHEREOF, Lessor and Lessee have executed these presents, the day and year first above written.

LESSOR	LESSEE

ZAPPETTINI INVESTMENT CO.	IRIDEX CORPORATION

/s/ George O. McKee	/s/ Theodore A. Boutacoff

REVISED INSURANCE CLAUSE

This Lease Clause replaces the Insurance Clause (11.) in the Renault & Handley Net Lease Form.

INSURANCE

11. Lessee shall not use, or permit the Premises, or any part thereof, to be used, for any purposes other than that for which the Premises are hereby leased; and no use shall be made or permitted to be made on the Premises, nor acts done, which will cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Lessee sell or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall, at his sole cost and expense, comply with any and all requirement pertaining to the Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said building and appurtenances.

11.1 Lessee shall, at its expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Lessee, Lessor, and any third parties named by Lessor which may include Lessor’s lender against* arising out or the condition, use, occupancy or maintenance of the Premises. Such insurance policy shall have a combined single limit for both bodily injury and property damage in an amount not less than One Million Dollars ($1,000,000.00). The limits of said insurance shall not limit the liability of Lessee hereunder.

*liability for personal injury, bodily injury, death and damage to property

11.2 Lessee shall, at its expense, keep in force during the term of this Lease, a policy of fire and property damage insurance in an “all risk” form with a sprinkler leakage endorsement, insuring Lessee’s inventory, fixtures, equipment and personal property within the Premises for the full replacement value thereof.

11.3 Lessor shall maintain a policy or policies of fire and property damage insurance in an “all risk” form, with sprinkler and, at the option of the Lessor, earthquake endorsements, covering loss or damage to the building, including Lessee’s leasehold improvements installed with the written consent of the Lessor for the full replacement cost thereof.

11.4 Lessee shall pay to Lessor as additional rent, during the term hereof, upon receipt of an invoice therefore, 100 percent of the premiums for any insurance obtained by Lessor pursuant to 11.3 above. Lessor may obtain such insurance for the Building separately, or together with other buildings and improvements which Lessor elects to insure together under blanket policies of insurance. In such case Lessee shall be liable for only such portion of the premiums for such blanket policies as are allocable to the Premises. It is understood and agreed that Lessee’s obligation under this paragraph shall be prorated to reflect the Commencement Date and Expiration Date of the Lease.**

11.5 Not withstanding anything to the contrary in this Lease, Lessee and Lessor each hereby waives any and all rights of recovery against the other, or against the officers, directors, employees, partners;, agents and representatives of the other, for loss of or damage to the property of the waiving party or the property of others under its control, to the extent such loss or damage is insured against under any insurance policy earned by Lessor or Lessee hereunder. Each party shall notify their respective insurance carriers of this waiver.

** If Lessor carries earthquake insurance, Lessee’s obligation to reimburse Lessor for premiums therefore shall not exceed $20,000.00 annually.

ADDITIONAL PARAGRAPHS

These additional paragraphs are hereby made a part of that certain Lease dated December 6, 1996 by and between Zappettini Investment Co., Lessor, and Iridex Corporation, Lessee, covering premises at 1212 Terra Bella, Mountain View, California.

35. Options to Renew. Lessor grants to Lessee two successive two year options to renew this Lease. The first two year option shall commence, if at all, on the termination date of this Lease and will terminate on February 29, 2004. The second option period shall commence, if at all, on March 1, 2004 providing that the first option has been exercised and shall terminate on February 28, 2006. In no event can the 2nd option to renew be exercised unless the 1st option to renew has been exercised. The option terms shall be governed by all the terms and conditions as are contained in the Lease excepting that there shall be no additional options and also excepting the basic monthly rental. The basic monthly rent for each of the option terms shall be negotiated by Lessor and Lessee at the time each option is exercised and shall be based on 98 percent of the then market rent for the Premises based on similar space within a 1 mile radius of the subject property. In no event however, shall the monthly rental for the first option term be less than $46,457.50 nor shall the rental amount for the 2nd option term be less than that amount being paid for the 1st option term. In order to exercise each option, the Lessee must give the Lessor written notice a minimum of 90 days and a maximum of 120 days prior to the termination of the immediately preceding term. At the option of the Lessor, any of the above options to renew may be declared null and void if the Lessee is in default under any of the terms or conditions of the Lease when said option is exercised.

36. Lessor will indemnify, defend and hold Lessee harmless from and against all costs of response, corrective action, remedial action, claims, demands, losses and liabilities arising from any pre-existing environmental contamination which may have occurred prior to the Lessee taking possession of the Premises.

Lessee will only be responsible for contamination of the Premises or the soils or ground water thereon or thereunder in violation of Hazardous Materials Laws, that is caused by Lessee or Lessee’s agents, contractors or invitees during the term as may be extended. All hazardous materials and toxic wastes that Lessee brings on the Premises shall be stored according to Hazardous Materials’ Law.

All hazardous materials and toxic wastes that Lessee brings on the site shall be stored according to all local, state and national government regulations. Hazardous Materials shall be defined as those substances that are recognized as posing a risk of injury to health or safety by the Santa Clara Fire Department, the Santa Clara County Health Department, the Regional Water Quality Control Board, the State of California or the Federal Government.

For purposes of this Lease, “Hazardous Materials Law” shall mean all local, state and federal laws, statutes, ordinances, rules, regulations, judgements, injunctions, stipulations, decrees, orders, permits, approvals, treaties or protocols now or hereafter enacted, issued or promulgated by any governmental authority which relate to any Hazardous Material or the use, handling, transportation, production, disposal, discharge, release, emission, sale or storage of, or the exposure of any person to, a Hazardous Material.

Lessor hereby releases Lessee from and waives all claims, costs, losses, damages and liabilities (“Claims”) against Lessee, arising out of or in connection with any Hazardous Material present at any time on, in, under or about the Premises except to the extent that any such Claims results from the release, disposal, emission or discharge of Hazardous Materials on or about the Premises by Lessee by its agent, contractors or employees. In this regard, Lessor hereby waives the benefits of California Civil Code Section 1542 which provides as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known by him must have materially have affected his settlement with debtor.”

ADDENDUM

Added to the end of paragraph 6: *Notwithstanding anything to the contrary in this Lease, (i) if possession of the Premises has not been delivered to Lessee for any reason whatsoever on or before March 1, 1997, Lessee shall not be obligated to pay rent for that period of time after the Rent Commencement Date equal to the number of days that possession of the Premises is delayed beyond March 1, 1997, and (ii) if possession of the Premises is not delivered to Lessee for any reason whatsoever on or before April 30, 1997 then Lessee may terminate this Lease by written notice to Lessor, whereupon any monies previously paid to Lessor by Lessee shall be reimbursed to Lessee and neither party shall have any further obligation to each other.

Addition to paragraph 7:

*If Lessee notifies Lessor within such 45 day period that there are structural defects in the Premises, Lessor shall, at its cost, repair such structural defects.

Additions to paragraph 9:

*Upon request, Lessor shall advise Lessee in writing whether it reserves the right to require Lessee to remove any such alterations, additions or improvements from the Premises upon expiration or sooner termination of this Lease. If Lessor elects not to reserve such right, then Lessee shall not be required to remove the initial tenant improvements which Lessee intends to construct in the Premises.

**; provided however, that Lessee shall have the right to remove at any time any special purpose improvements installed in the Premises by Lessee at Lessee’s cost including, without limitation, supplementary heating, ventilation and air conditioning systems and chillers for laboratory bench heat exchange. Lessee shall, upon removal of such special purpose improvements, return the Premises to its condition prior to their installation including all patching, cleaning and repainting if necessary.

Addition to paragraph 10:

***In the event of fire or other casualty, paragraph 25, rather than this paragraph 10, shall govern the obligations of the parties with respect to the repair, maintenance and replacement of the Premises. Notwithstanding anything to the contrary in this Lease, Lessor, at its cost and expense, shall make any repair, maintenance or improvement (i) required as a result of a construction defect in the Premises as of the Commencement Date, and (ii) for which Lessor has a right of reimbursement from others (including, without limitation, insurers). Lessee shall have the benefit of any construction and/or equipment warranties existing in favor of Lessor that would assist Lessee in discharging its obligations under this Lease.

1. If Lessee is required to replace an HVAC unit, plumbing line, main electrical panel or generator, it may instead elect to require Lessor to perform such Capital Repair.

2. The cost of any of the above replacements performed by Landlord, which is reimbursable by Lessee, shall be amortized over the useful life of the Capital Repair determined in accordance with generally accepted accounting principles with interest on the unamortized balance at the then prevailing market rate Lessor would pay if it borrowed funds to replace these units from an institutional lender. Lessor shall inform Lessee of the monthly amortization payment required to so amortize such costs, and shall also provide Lessee with the information upon which such determination is made. Tenant shall pay such amortized payment for each month during the term of the Lease after such improvement is completed until the first to occur of (i) the resetting of rent or the end of the term over which such costs were amortized. Such amortized amount shall be due at the same time that rent is due.

3. The cost of any Capital Repair performed by Lessor shall be shared by Lessee and Lessor as follows. Upon completion of the Capital Repair, Lessor shall notify Lessee of the total cost incurred by Lessor to complete the work and shall deliver to Lessee documentary support for such costs and lien waivers (or lien release bonds) for such work. Lessee shall be responsible for that portion of the cost incurred by Lessor for the Capital Repair times a fraction, the numerator of which shall be equal to the lesser of the months in the Lease term (a) until the resetting of monthly rent for the Premises based upon the fair market value of the Premises as so repaired or improved, or (b) the useful life of the capital repairs and the denominator shall be the months on the useful life of the capital repair.

4. For the purposes of this paragraph, a Capital Repair shall not include the resealing of the parking lot.

Addition to paragraph 16

*which consent shall not be unreasonably withheld or delayed. Lessee shall have the right to place signs displaying the name and logo of Lessee in the present sign locations and on the entry doorways.

Addition to paragraph 19.

*Notwithstanding anything to the contrary in this Lease, (i) Lessee shall not be deemed to be in default or breach of this Lease on account of Lessee’s failure to pay money to Lessor unless Lessee’s failure to pay continues for ten (10) days after the first day of each month, and (ii) Lessee shall not be in default or breach of this Lease for failing to perform any covenant of this Lease (other than a covenant to pay money to Lessor) unless Lessee’s failure to perform such covenant continues for a period of thirty (30) days after Lessee’s receipt of written notice of such failure, or such longer time as may be reasonably required to cure the default so long as Lessee commences to cure such failure within thirty (30) day period and diligently prosecutes such cure to completion.

Addition to paragraph 24.

Lessor shall provide to Lessee twenty-four (24) hours’ notice prior to its entry onto the Premises (except in the event of an emergency) and such entry shall be subject to Lessee’s right to accompany Lessor at all times and Lessee’s reasonable security precautions. Lessor shall ensure that reasonable access to the Premises is available to Lessee at all times and shall use reasonable efforts to mitigate any interference with Lessee’s business caused by Lessor’s entry and work.

Addition to paragraph 25

Landlord shall have the additional right to terminate the Lease in the event of a casualty which is not required hereunder to be covered by insurance or where insurance proceeds are not available to pay at least eighty percent (80%) of the replacement cost of the Building. Tenant shall have the additional right to terminate the Lease if restoration or repair of the Building would take longer than one hundred twenty (120) days.

Addition to paragraph 26

*arising after the effective date of the transfer in question. Notwithstanding anything to the contrary in this Lease, Lessee may, without Lessor’s prior written consent and without being subject to the terms of this paragraph 26 including, without limitation, Lessor’s right to recapture the Premises and participate in assignment and subletting proceeds, sublease the Premises or assign the Lease to: (i) a corporation controlling, controlled by or under common control with Lessee; (ii) a successor corporation related to Tenant by merger, consolidation or nonbankruptcy reorganization; or (iii) a purchaser of substantially all of the assets of Lessee.

Addition to paragraph 14

If Lessee is required to make any capital repairs to this paragraph 14 then the provisions of paragraph 10 with regard to capital repairs shall apply. The paragraph 14 shall not apply to any requirement regarding any Hazardous Material.

September 15, 2003

LEASE AMENDMENT AND EXTENSION

Re: That certain Lease for 1212 Terra Bella Avenue, Mountain View, California dated December 6th, 1996 as amended by the letter dated May 7, 1997 regarding paragraph 26, by and between Zappettini Investment Co., Lessor and Iridex Corporation, Lessee, and that certain Exercise of Option dated November 26th 2001.

The above referenced Lease and Exercise of Option is hereby amended and extended as follows:

Paragraph 3 Term.	The termination date shall be February 28th 2009 rather than February 29th 2004.

Paragraph 4 Rent.	Commencing October 1st 2003 the monthly rental schedule shall be as follows:

	October 1, 2003 - February 28, 2005	$31,591.10/mo net
	March 1, 2005 - February 28, 2006	$32,633.60/mo net
	March 1, 2006 - February 28, 2007	$33,710.51/mo net
	March 1, 2007 - February 28, 2008	$34,822.96/mo net
	March 1, 2008 - February 28, 2009	$35,972.12/mo net

Paragraph 10 Maintenance Of Premises.

Lessor shall, at its sole cost, be responsible for the maintenance of the roof, A/C system, landscaping and parking lot. All the other provisions of this Paragraph 10 in the Lease shall be in full force and effect.

In consideration of the above, Lessee agrees to pay to Lessor the additional sum of $2,000.00/mo.

Paragraph 35 Option To Renew.

The option paragraph shall read as follows:

Lessor grants to Lessee a five (5) year option to renew this lease. The option period shall commence on the termination date of this lease and terminate on February 28th 2014. The option terms shall be governed by all the terms and conditions as are contained in the above described lease excepting that there shall be no additional options and also excepting the basic monthly rental. The basic monthly rental amount for the option term shall be negotiated between Lessor and Lessee at the time the option is exercised and shall be based on 98% of the then market rent for the premises based on similar space within a one mile radius of the subject property. In no event, however, shall the monthly rental for the option term be less than $35,972.12. In order to exercise the option, the Lessee must give Lessor written notice a minimum of 90 days and a maximum of 120 days prior to the termination of the above described Lease Addendum and Extension period. At the option of the Lessor, any of the above terms to renew may be declared null and void if the Lessee is in default under any of the terms or conditions of the Lease when said option was exercised.

Except as amended hereby, all terms, and conditions of the Lease shall remain in full force and effect.

LESSOR: ZAPPETTINI INVESTMENT CO.		LESSEE: IRIDEX CORPORATION

By:	/s/ George O. McKee	By:	/s/ A. Larry Tannenbaum
Its:	General Managing Partner	Its:	CFO
Date:	9/29/03	Date:	9/26/03

By:	/s/ AL Koering
Its:
Date:	9-29-03

SECOND LEASE AMENDMENT AND EXTENSION

This Second Lease Amendment and Extension (“Second Lease Extension”) to that certain Lease dated December 6, 1996 and to that certain Exercise of Option dated November 26, 2001 and to that certain Lease Amendment and Extension dated September 15, 2003 (collectively hereinafter the “Lease”) by and between Zappettini Investment Co. (“Lessor”) and Iridex Corporation (“Lessee”) for the Premises located at 1212 Terra Bella Avenue, Mountain View, California is dated December 22, 2008, with reference to the following facts:

RECITALS

WHEREAS, Lessor and Lessee wish to extend the term of the Lease for six (6) years commencing March 1, 2009 and terminating February 28, 2015.

WHEREAS, Lessor and Lessee wish to set a new rent schedule.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

1. Recitals: The recitals set forth above are incorporated by reference into this Second Lease Extension as though set forth at length.

2. Term: The Lease is hereby extended for a period of six (6) years, commencing on March 1, 2009 and terminating February 28, 2015 (the “Option Period”).

3. Rent: Commencing on March 1, 2009 and on the first day of each and every succeeding month to and including February 1, 2010 Thirty Seven Thousand One Hundred Sixty Six and No/100ths Dollars ($37,166.00) shall be due. Commencing on March 1, 2010 and on the first day of each and every succeeding month to and including February 1, 2011 Forty Eight Thousand Three Hundred Fifteen and 80/100ths Dollars ($48,315.80) shall be due. Commencing March 1, 2011 and on the first day of each and every succeeding month to and including February 1, 2012 Fifty Thousand One Hundred Seventy Four and 10/100ths Dollars ($50,174.10) shall be due. Commencing March 1, 2012 and on the first day of each and every succeeding month to and including February 1, 2013 Fifty Five Thousand Seven Hundred Forty Nine and No/100ths Dollars ($55,749.00) shall be due. Commencing March 1, 2013 and on the first day of each and every succeeding month to and including February 1, 2014 Fifty Seven Thousand Six Hundred Seven and 30/100ths Dollars ($57,607.30) shall be due. Commencing March 1, 2014 and on the first day of each and every succeeding month to and including February 1, 2015 Sixty Three Thousand One Hundred Eighty Two and 20/100ths Dollars ($63,182.20) shall be due.

4. Maintenance Reimbursement: Lessee shall provide Lessor monthly an additional One Thousand Five Hundred and No/100ths Dollars ($1,500.00) as reimbursement for Lessor’s common area maintenance expenses including roof, HVAC, parking lot and landscaping maintenance.

5. Tenant Improvements: Lessor shall, upon full execution of this Second Lease Extension, provide Lessee with a Tenant Improvement allowance in the amount of Thirty Seven Thousand One Hundred Sixty Six and No/100ths Dollars ($37,166.00), which Lessee may use at its discretion.

6. Full Force & Effect: As of the date hereof, the Lease is in full force and effect. Hereafter, the term “Lease” shall mean the Lease as extended by this Second Lease Extension.

7. Entirety: Except as provided in this Second Lease Extension, the Lease is the entire agreement between the parties and there are no agreements or representations between the parties except as expressed herein. Moreover, no subsequent change or modification of the Lease, as extended, shall be binding unless in writing and fully executed by Lessor and Lessee.

8. Miscellaneous: All capitalized terms not defined herein shall have the same meanings ascribed to them in the Lease. Any inconsistencies or conflicts between the terms and provisions of the Lease and the terms and provisions of this Second Lease Extension shall be resolved in favor of the terms and provisions of this Second Lease Extension. This Second Lease Extension may be executed and delivered in any number of counterparts, including delivery by facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9. Authority: Lessor and Lessee each represent and warrant to the other that it has full authority to enter into and perform this Second Lease Extension without the consent or approval of any other person or entity including, without limitation, any mortgagees, partners, ground lessors, or other superior interest holders or interested parties. Each person signing this Second Lease Extension on behalf of Lessor or Lessee represents and warrants that he or she has the full and complete authority, corporate, partnership or otherwise, to bind Lessor or Lessee, as the case may be, to this Second Lease Extension.

IN WITNESS THEREOF, Lessor and Lessee have executed this Second Lease Extension as of the date set forth below.

Lessee:		Lessor:
Iridex Corporation		Renault & Handley Employees Investment Co.

By:	/s/ J. Mackaness	By:	/s/ George O. McKee
Its:	CFO	Its:	Managing General Partner
Date:	Jan. 6th, 2009	Date:	1/08/09